       As filed with the Securities and Exchange Commission on October 24, 1997
                                            Registration Statement No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549
                                ______________________

                                       FORM S-3
                                ______________________

               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                ______________________

                                   INTERLEAF, INC.
                (Exact name of registrant as specified in its charter)
                                ______________________

     MASSACHUSETTS                          04-2729042
(State or other jurisdiction          (I.R.S. Employer Identification No.)
of incorporation or organization)


                                   62 Fourth Avenue
                             Waltham, Massachusetts 02154
                                    (617) 290-0710
                          (Address, including zip code, and
                       telephone number, including area code,
                              of registrant's principal
                                  executive offices)
                                ______________________

                                 CRAIG NEWFIELD, ESQ.
                                   General Counsel
                                   INTERLEAF, INC.
                                   62 Fourth Avenue
                             Waltham, Massachusetts 02154
                                    (617) 290-0710
                       (Name, address, including zip code, and
                       telephone number, including area code,
                                of agent for service)



Approximate date of commencement of proposed sale to public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |__|




If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registrations statement number of the earlier effective registration statement for the same offering. |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |__|

                           CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------
Title of Each Class                     Proposed Maximum     Proposed Maximum    Amount of
of Securities to be   Amount to be      Offering             Aggregate           Registration
Registered            Registered        Price Per Share (1)  Offering Price (1)  Fee
-------------------------------------------------------------------------------------------

Common Stock, $.01
par value...........  4,059,616 shares    $2.77                $11,245,136          $3,408
-------------------------------------------------------------------------------------------


(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and based upon prices on the Nasdaq National Market on October 21, 1997.

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), shall determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                   4,059,616 Shares

                                   INTERLEAF, INC.

                                     Common Stock

                                _____________________

    This Prospectus covers the resale of 4,059,616 shares of Common Stock, $0.01 par value per share (the "Common Stock") of Interleaf, Inc. ("Interleaf" or the "Company") by certain stockholders of the Company (the "Selling Stockholders"). See "Selling Stockholders." 4,019,616 of the shares of Common Stock covered by this Prospectus are issuable to the Selling Stockholders upon conversion of the Series C Convertible Preferred Stock, $.01 par value per share ("Series C Preferred Stock"), of the Company which was issued to the Selling Stockholders pursuant to the Series C Preferred Stock Purchase Agreement between the Company and Lindner Investments dated October 14, 1996 (the "Agreement"). The remaining 40,000 shares of Common Stock may be issuable to the Selling Stockholders based upon certain adjustments contained in the Agreement. All of the shares offered hereunder are to be sold by the Selling Stockholders. The Company will not receive any of the proceeds from the sale of the shares by the Selling Stockholders.

    The Selling Stockholders may from time to time sell the shares covered by this Prospectus on the Nasdaq National Market in ordinary brokerage transactions, in negotiated transactions, or otherwise, at market prices prevailing at the time of sale or at negotiated prices. See "Plan of Distribution." The Common Stock is traded on the Nasdaq National Market under the symbol "LEAF".
                             ______________________

            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
              SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR
               ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
                OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO
                         THE CONTRARY IS A CRIMINAL OFFENSE.
                                _____________________

                  The date of this Prospectus is October ___, 1997.

                                AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company with the Commission pursuant to the informational requirements of the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices located at 7 World Trade Center, Suite 1300, New York, New York 10048, and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials also may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Common Stock of the Company is traded on the Nasdaq National Market. Reports and other information concerning the Company may be inspected at the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

    The Company has filed with the Commission a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Common Stock offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto, as certain items are omitted in accordance with the rules and regulations of the Commission. For further information pertaining to the Company and the shares of Common Stock offered hereby, reference is made to such Registration Statement and the exhibits and schedules thereto, which may be inspected without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of which may be obtained from the Commission at prescribed rates.

                   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed by the Company with the Commission are incorporated herein by reference:

    (1) The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1997, 10-Q for the first quarter ended June 30, 1997, Form 8-K filed on October 1, 1997, and Form 8-K/A filed on October 23, 1997, and

    (2) The Company's Registration Statement on Form 8-A dated June 11, 1986 registering the Common Stock under Section 12(g) of the Exchange Act.

    All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering of the Common Stock registered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    The Company will provide without charge to each person to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference into this Prospectus (without exhibits to such documents other than exhibits specifically incorporated by reference into such documents). Requests for such copies should be directed to: General Counsel of the Company, 62 Fourth Avenue, Waltham, Massachusetts 02154; telephone (617) 290-0710.




    No person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this Prospectus and, if given or made, such other information and representations must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to its date. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which it relates. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.

                                   THE COMPANY

    Interleaf, Inc., a Massachusetts corporation (the "Company"), develops and markets software that is used in the creation, management and distribution of documents. The Company's software enables customers to compose, edit, view and print documents, while also facilitating their electronic management, preparation, conversion and distribution. The Company offers its customers an integrated document publishing ("IDP") solution to meet both the needs of the document author and information user. The Company's principal offices are located at 62 Fourth Avenue, Waltham, Massachusetts 02154, and its telephone number is (617) 290-0710.

                                     RISK FACTORS

    From time to time, information provided by the Company or statements made by its employees may contain forward-looking information. The Company's actual future results may differ materially from those projections or suggestions made in such forward-looking information as a result of various potential risks and uncertainties including, but not limited to, the factors discussed below.

    The Company's future operating results are dependent on its ability to develop and market integrated publishing software products and services that meet the changing need of organizations with complex document publishing requirements. There are numerous risks associated with this process, including the uncertainty among customers and employees created by the Company's recent financial difficulties, rapid technological change in the information technology industry and the requirement to bring to market IDP solutions that solve complex business needs in a timely manner. In addition, the existing document publishing, electronic distribution, and document management markets are highly competitive. The Company competes against a number of companies for sales of its software products on both an individual product basis and integrated with services in large IDP solution sales.

    Sales cycles associated with IDP solution sales are long as organizations frequently require the Company to solve complex business problems which typically involve reengineering of their business processes. In addition, a high percentage of the Company's product license revenues are generally realized in the last month of a fiscal quarter and can be difficult to predict until the end of a fiscal quarter. Accordingly, given the Company's relatively fixed cost structure, a shortfall or increase in product license revenue will have a significant impact on the Company's operating results.

    The Company markets its software products and services worldwide. Global and/or regional economic factors, currency exchange rate fluctuations, and potential changes in laws and regulations affecting the Company's business could impact the Company's financial condition or future operating results.

    The market price of the Company's Common Stock may be volatile at times in response to fluctuations in the Company's quarterly operating results, changes in analysts' earnings estimates, market conditions in the computer software industry, as well as general economic conditions and other factors external to the Company.

    Revenue has declined in all geographic regions during the past 3 years. Product revenue declined significantly during this period as sales of the Company's stand-alone products continued to decrease. The Company has been refocusing its business strategy on providing document publishing applications targeted toward specific vertical and horizontal markets. While the Company has built well-accepted IDP based solutions for individual customers, it has not yet demonstrated the ability to develop, market and sell IDP applications. There is no assurance that the Company will be successful in implementing its strategy, and therefore the Company is unable to predict if or when product revenues will stabilize or grow. Additionally, since the Company's services and maintenance revenue is largely dependent on new product licenses, these revenue components have also experienced downward pressure. This trend will continue unless product revenue stabilizes.

    Due to the uncertainty among the Company's customers and employees created by the Company's two restructurings in the fiscal year ended March 31, 1997, along with the downward trend in the Company's revenue, the Company is unable to predict with any level of certainty its future revenue. The Company will continue to closely monitor its expenses and cost structure.
The Company believes its current cash position will meet the Company's liquidity needs for fiscal 1998. There can be no assurances that the Company can fund its longer term ongoing business operations unless revenue stabilizes. If the Company's cash resources are insufficient to fund its operations at any time, there can be no assurances that the Company will be able to obtain additional capital or, if it does so, that such capital can be obtained at commercially reasonable terms or without incurring substantial dilution to existing shareholders.

                               CURRENT DEVELOPMENTS

    On October 23, 1997, the Company reported net revenues of $13.1 million and a net profit of $.4 million, or $.02 per share, for the second quarter of fiscal year 1998 which ended September 30, 1997. For the six months ended September 30, 1997, the Company reported net revenues of $25.9 million, and a net profit of $.835 million, or $.03 per share. In the opinion of management, this unaudited consolidated financial information includes all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of the results of operations for the interim periods reported.

    On October 22, 1997 the Company announced that it acquired the rights to a software product known as JAMBA, payment for which is to be made over time.

                                   USE OF PROCEEDS

    The Company will not receive any proceeds from the sale of Common Stock by the Selling Stockholders.

                                THE PURCHASE AGREEMENT

    Pursuant to the Agreement, the Company issued a total of 1,004,904 shares of Series C Preferred Stock to two series of Lindner Investments, for aggregate consideration of $10,000,000. Up to an additional 16,000 shares may be subsequently issued to each entity on account of certain adjustments under the Agreement. Pursuant to the terms of the Series C Preferred Stock, as set forth in the Company's Articles of Organization, each share of the Series C Preferred Stock is convertible into four shares of Common Stock of the Company at any time and at the option of the holder. The rate at which shares of Series C Preferred Stock may be converted into shares of Common Stock beneficially shall be subject to adjustment under certain circumstances. The Series C Preferred Stock is currently held of record by Auer & Co., their nominee.

                                 SELLING STOCKHOLDERS

    The following table sets forth the number of shares of Common Stock beneficially owned by each of the Selling Stockholders as of October 23, 1997. All of the shares by each of the Selling Stockholders are being offered for sale pursuant to this Prospectus; and if all of the shares offered hereby are sold as described herein, neither selling Stockholder will beneficially own any shares of Common Stock. The Selling Stockholders have not held any positions or offices with, been employed by, or otherwise had a material relationship with, the Company (other than as stockholders of Interleaf subsequent to the purchase of the Series C Preferred Stock).

--------------------------------------------------------------------------------
               Number of Shares
Name of        of Common Stock           Number of Shares    Number of Shares of
Selling        Beneficially Owned        of Common Stock      Common Stock Owned
Stockholder    as of October 23, 1997    Being Offered        after the Offering
--------------------------------------------------------------------------------

Lindner Growth
Fund, a series
of Lindner
Investments          2,029,808 (1)              2,029,808             -0-
--------------------------------------------------------------------------------
Lindner Dividend
Fund, a series of
Lindner Investments  2,029,808 (1)              2,029,808             -0-
--------------------------------------------------------------------------------

____________

(1) Represents shares of Common Stock which will be issued upon conversion of the Series C Preferred Stock. The Selling Stockholders may convert the shares of Series C Preferred Stock at any time. For purposes of this table, each share of Series C Preferred Stock converted into Common Stock at the initial conversion price of $2.4878 per share.

                              PLAN OF DISTRIBUTION

    Shares of Common Stock covered hereby may be offered and sold from time to time by the Selling Stockholders. The Selling Stockholders will act independently of the Company in making decisions with respect to the timing, manner and size of each sale. Such sales may be made in the over-the-counter market or otherwise, at prices related to the then current market price or in negotiated transactions, including pursuant to an underwritten offering or one or more of the following methods: (a) purchases by a broker-dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (b) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (c) block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction. The Company has been advised by the Selling Stockholders that they have not made any arrangements relating to the distribution of the shares covered by this Prospectus. In effecting sales, broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate. Broker-dealers will receive commissions or discounts from the Selling Stockholders in amounts to be negotiated immediately prior to the sale. The Agreement provides that the Company will indemnify the Selling Stockholders against certain liabilities, including liabilities under the Securities Act.

    In offering the shares of Common Stock covered hereby, the Selling Stockholders and any broker-dealers and any other participating broker-dealers who execute sales for the Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales, and any profits realized by the Selling Stockholders and the compensation of such broker-dealer may be deemed to be underwriting discounts and commissions.

    The Company has advised the Selling Stockholders that during such time as they may be engaged in a distribution of Common Stock included herein they are required to comply with Rules 10b-6 and 10b-7 under the Exchange Act and, in connection therewith, that they may not engage in any stabilization activity in connection with Interleaf securities, are required to furnish to each broker-dealer through which Common Stock included herein may be offered copies of this Prospectus, and may not bid for or purchase any securities of the Company or attempt to induce any person to purchase any Interleaf securities except as permitted under the Exchange Act. The Selling Stockholders have agreed to inform the Company when the distribution of the shares is completed.

    Rule 10b-6 under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Rule 10b-7 governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security.

    This offering will terminate on the earlier of (a) January 2, 2000 or (b) the date on which all shares offered hereby have been sold by the Selling Stockholders.

                               LEGAL MATTERS

     The validity of the shares of Common Stock offered hereby will be passed upon for the Company by John K. Hyvnar, Esq., Counsel to the Company.

                                  EXPERTS

    The consolidated financial statements of Interleaf, Inc. appearing in Interleaf's Annual Report on Form 10-K for the year ended March 31, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                       PART II

                        INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

Nature of Expense

SEC Registration Fee....................................................  $3,408
Legal Fees and Expenses.................................................   5,000
Accounting Fees and Expenses............................................   5,000
Miscellaneous...........................................................     500
TOTAL................................................................... $13,908
                                                                         -------

Item 15.  Indemnification of Directors and Officers.

    (a) Section 67 of the Massachusetts Business Corporation Law permits indemnification of present and former directors and officers to the extent specified in or authorized by (i) the articles of organization, (ii) a by-law adopted by the stockholders, (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote, or (iv) in the case of officers who are not directors, by the Board of Directors, except that no indemnification shall be provided for any person with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation. Section 67 also provides that the absence of any express provision for indemnification shall not limit any right of indemnification existing independently of such Section.

    (b) Article V of the Company's By-laws provides that the Company shall, to the extent legally permissible, indemnify each former or present director or officer against all liabilities and expenses imposed upon or incurred by any such person in connection with, or arising out of, the defense or disposition of any action, suit or other proceeding, civil or criminal, in which he may be threatened or involved, by reason of his having been a director or officer; provided that the Company shall provide no indemnification with respect to any matter as to which any such person shall be finally adjudicated in such action, suit or proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the Company. If any such action is disposed of, on the merits or otherwise, without the disposition being adverse to the director or officer and without an adjudication that such person did not act in good faith in the reasonable belief that his action was in the best interests of the Company, the director or officer is entitled to indemnification as a matter of right. In all other cases, indemnification shall be made as of right unless after investigation (a) by the Board of Directors by a majority vote of a quorum of disinterested directors, or (b) by written opinion of independent legal counsel (who may be regular counsel of the Company), or (c) the holders of a majority of outstanding stock entitled to vote (exclusive of stock owned by any interested directors or officers), it shall be determined by clear and convincing evidence that such person did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the Company. Indemnification may include advancement of expenses of defending an action upon receipt of an undertaking by the person indemnified to repay such advances if it is ultimately determined that such person is not entitled to indemnification under Article V. Article V also provides that the right of indemnification provided therein is not exclusive of and does not affect any other rights to which any director or officer may be entitled under any agreement, statute, vote of stockholders or otherwise. The Company's obligation to indemnify under Article V shall be offset to the extent of any other source of indemnification or any otherwise applicable insurance coverage.

    (c) The Company has entered into an Agreement to Defend and Indemnify with each of its officers and directors. Pursuant to these agreements, the Company has agreed, to the extent legally permissible, to indemnify such person against all losses (including, without limitation, judgments, fines and penalties) and expenses (including, without limitation, amounts paid in settlement and counsel fees and disbursements) incurred by such person in connection with or as a result of any claim, action, suit or other proceeding, civil or criminal, or appeal related thereto, in which he may be involved by reason of his having been a director or officer or by reason of any action taken or not taken in his capacity as director or officer; provided that no indemnification shall be provided with respect to any matter as to which such person shall not have acted in good faith in the reasonable belief that his action was in the best interests of the Company. If any such claim, action, suit or proceeding is disposed of, on the merits or otherwise, without the disposition being adverse to such person, without a plea of guilty or NOLO CONTENDRE and without an adjudication that such person did not act in good faith in the reasonable belief that his action was in the best interests of the Company, the director or officer is entitled to indemnification as a matter of right. In all other cases, indemnification shall be made upon a determination that such person's conduct was in good faith and in the reasonable belief that his action was in the best interests of the Company by (a) a quorum of disinterested directors, or (b) independent legal counsel (who may be regular counsel of the Company), or (c) the holders of a majority of outstanding stock entitled to vote (exclusive of stock owned by an interested directors or officer). Expenses may be advanced by the Company prior to any final disposition of any such action upon receipt of an undertaking by the person indemnified to repay such advances if it is ultimately determined that such person is not entitled to indemnification under the Agreement. Such Agreements provide that the right of indemnification provided therein is in addition to any rights to which any person concerned may be entitled by other agreements or as a matter of law, and shall inure to the benefit of the heirs, executors and administrators of the indemnified person. The rights of indemnification provided in such Agreements are in addition to any rights under any insurance policy in effect, provide that to the extent any claim is covered by any such insurance policy, the Company will provide coverage after the full coverage of the insurance policy is exhausted or otherwise unavailable.

    (d) Article 6D of the Company's Articles of Organization provides that, to the fullest extent permitted by Chapter 156B of the Massachusetts General Laws, a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability.
Section 13(b)(1 1/2) of Chapter 156B of the Massachusetts General Laws permits a corporation to include in its articles of organization a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary as a director, except for (i) any breach of the director's duty of loyalty to the corporation and its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (ii) improper issuances of stock or unauthorized distributions to stockholders, or (iv) any transaction in which the director derived an improper personal benefit.

Item 16.  Exhibits.


Exhibit                      Description of Exhibit                                Page
-------                      ----------------------                                ----
    4.1       Restated Articles of Organization of the Company, as amended           *
    4.2       Amended and Restated By-laws of the Company                           **
    4.3       Specimen Certificate for Shares of the Company's Common Stock        ***
    5.1       Opinion of John K. Hyvnar, Esq.                                 Included
    23.1      Consent of Ernst & Young LLP                                    Included
    23.2      Consent of John K. Hyvnar, Esq. (included in Exhibit 5.1)       Included
    24.1      Power of Attorney                                               Included
_______________

*   Incorporated herein by reference from the applicable Exhibit to the Company's
    Report on Form 10-Q for the quarter ended December 31, 1996, File Number 0-14713.

**  Incorporated herein by reference from the applicable Exhibit to the Company's
    Annual Report on Form 10-K for the year ended March 31, 1994, File Number 0-14713.

*** Incorporated herein by reference from the applicable Exhibit to Registration
    Statement on Form S-1 (File No. 33-5743)

Item 17.  Undertakings.

    The Company hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

         (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

         (iii)To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;


provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in this Registration Statement.

    (2) That, for the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the indemnification provisions described herein, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts on the 24th day of October, 1997.

                                       INTERLEAF, INC.


                                       By: /s/ Jaime W. Ellertson
                                           -----------------------
                                           Jaime W. Ellertson
                                           President and Chief
                                           Executive Officer

                           SIGNATURES AND POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints Jaime
W. Ellertson, Robert R. Langer, and Patrick J. Rondeau, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3 of Interleaf, Inc. and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 24th day of October, 1997.

    Signature                          Title

/s/ JAIME W. ELLERTSON     President and Chief Executive Officer, and Director
-------------------------  (Principal Executive Officer)
    Jaime W. Ellertson

/s/ ROBERT R. LANGER       Vice President of Finance and Administration,
-------------------------  Chief Financial Officer and Treasurer
    Robert R. Langer       (Principal Financial and Accounting Officer)

/s/ FREDERICK B. BAMBER    Director
-------------------------
    Frederick B. Bamber

/s/ DAVID A. BOUCHER       Director
-------------------------
    David A. Boucher

/s/ RORY J. COWAN          Chairman of the Board of Directors
-------------------------
    Rory J. Cowan

/s/ MARCIA J. HOOPER        Director
-------------------------
    Marcia J. Hooper

/s/ GEORGE D. POTTER, JR.   Director
-------------------------
    George D. Potter, Jr.